EXHIBIT 23.1




Abrams & Company, P.C.             Certified Public Accountants T (631) 454-9393
Greater Than Accounting            Suite 4 South 1              F (631) 454-6228
                                   One Huntington Quadrangle
                                   Melville, NY 11747-4406


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2004, which appears on Page F-1 of the Annual Report, on Form 10-KSB, to Shareholders of Edison Renewables, Inc. for the year ended March 31, 2004.



                                   /s/ Abrams and Company, P.C.
                                   ----------------------------

                                   Abrams and Company, P.C.



Melville, N.Y.
August 2, 2004